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                            EXHIBIT 5
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                       LEWIS, RICE & FINGERSH

        A PARTNERSHIP INCLUDING PARTNERSHIPS AND INDIVIDUALS

                         ATTORNEYS AT LAW

                   500 N. BROADWAY, SUITE 2000               TEL (314) 444-7600
                SAINT LOUIS, MISSOURI 63102-2147             FAX (314) 241-6056


                        September 20, 1994





Boatmen's Bancshares, Inc.
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri 63101

     Re:  Registration Statement on Form S-4

Dear Sirs:

     In connection with a certain Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, you have requested that we furnish you our opinion as to the legality of the shares of the common stock, $1.00 par value (the "Common Stock") of Boatmen's Bancshares, Inc., (the "Company") registered thereunder, which Common Stock is to be issued pursuant to a Merger Agreement, dated July 7, 1994, among the Company, B-M Homes, Inc., a Tennessee corporation, Macon Homes, Inc., a Tennessee corporation, Margolin Bros. Appliance Co., a Tennessee corporation, Margolin Bros. Realty Co., a Tennessee corporation, National Builders, Inc., a Tennessee corporation, Arkansas Home Loan Company, an Arkansas corporation, National Home Loan Company, Inc., a Tennessee corporation, National Home Loan Company of Mississippi, Inc., a Mississippi corporation, National Service Company, a Tennessee corporation, and BBI One, Inc., a Tennessee corporation, BBI Two, Inc., a Tennessee corporation, BBI Three, Inc., a Tennessee corporation, BBI Four, Inc., a Tennessee corporation, BBI Five, Inc., a Tennessee corporation, BBI Six, Inc., a Tennessee corporation, BBI Seven, Inc., an Arkansas corporation, BBI Eight, Inc., a Tennessee corporation, and BBI Nine, Inc., a Mississippi corporation.

     As counsel to the Company, we have participated in the preparation of the Registration Statement. We have examined and are familiar with the Company's Restated Articles of Incorporation, Bylaws, as amended, records of corporate proceedings, and such other information and documents as we have deemed necessary or appropriate.

     Based on the foregoing, we are of the opinion that the Common Stock has been duly authorized and will, when issued as contemplated in the Registration Statement and the Merger Agreement be validly issued, fully paid and non-assessable.



ST. LOUIS, MISSOURI * KANSAS CITY, MISSOURI * CLAYTON, MISSOURI * HAYS, KANSAS * BELLEVILLE, ILLINOIS * LEAWOOD, KANSAS

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                       LEWIS, RICE & FINGERSH

Boatmen's Bancshares, Inc.
September 20, 1994
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     We consent to the use of this opinion as an Exhibit to the
Registration Statement.

                              Very truly yours,

                              LEWIS, RICE & FINGERSH


                              /s/ Lewis, Rice & Fingersh